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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Roberds, Inc. on Form S-8 of our report dated February 27, 1997, appearing in the Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1996 and of our report dated June 2, 1997, appearing in Amendment No. 2 to the Annual Report on Form 10-K/A for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Dayton, Ohio
January 5, 1998